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               EXHIBIT 11  - COMPUTATION OF NET INCOME PER SHARE
               ----------



                                                        Quarter  Ended
                                                -----------------------------
                                                September 30,   September 30,
                                                     1994            1993
                                                --------------  -------------

                                                    (In millions except
                                                     per share amounts)
Primary:

  Average shares outstanding                          39.4            39.8
                                                     =====           =====

  Income before cumulative effect of
   change in accounting principle                   $ 28.8          $ 24.7
  Cumulative effect of change in
   accounting principle                                  -           (10.1)
                                                    ------          ------
  Net income                                        $ 28.8          $ 14.6
                                                    ======          ======

  Per share amounts:
   Income before cumulative effect of
    change in accounting principle                   $.73            $.62
   Cumulative effect of change in
    accounting principle                                -            (.25)
                                                     ----            ----
     Total                                           $.73            $.37
                                                     ====            ====

Fully diluted:
  Total primary average shares
    outstanding                                      39.4            39.8

  Dilutive stock options and employee
    stock purchase plan shares
    - based on treasury stock method
    using the greater of quarter-end
    market price or average market price               .1              .2
                                                   ------          ------

  Average fully diluted shares
    outstanding                                      39.5            40.0
                                                   ======          ======

  Per share amounts:
   Income before cumulative effect of
    change in accounting principle                   $.73            $.62
   Cumulative effect of change in
    accounting principle                                -            (.25)
                                                     ----            ----
     Total                                           $.73            $.37
                                                     ====            ====
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